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                                                                    Exhibit 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report, dated February 22, 2002 (except for Note A as to which the date is April 15, 2002), accompanying the financial statements of Ortec International, Inc. (a development stage enterprise) included in the Annual Report on Form 10-K for the year ended December 31, 2001, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.



GRANT THORNTON LLP

New York, New York
January 6, 2003